As filed with the Securities and Exchange Commission on March 13, 2017

Registration No. 333-216474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2648081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(713) 651-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine I. Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(713) 651-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alison S. Ressler

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

(310) 712-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-216474) is being filed solely for the purpose of including the delaying amendment language set forth on the cover page hereto. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein. This Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions that may be incurred).

SEC registration fee	$19,442.62
Legal fees and expenses
Accounting fees and expenses
Miscellaneous expenses
Total expenses	$—	(1)

(1)	Other than the SEC registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Reference is made to Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) which provides for indemnification of directors and officers in certain circumstances.

The Company’s certificate of incorporation (the “Certificate of Incorporation”) contains a provision that is designed to limit the directors’ liability to the extent permitted by the DGCL and any amendments thereto. Specifically, directors will not be held personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for a breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company’s stock under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The principal effect of the limitation of liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. While the Certificate of Incorporation limits the personal liability of directors, it does not eliminate the directors’ duty of care. The inclusion of the limitation of liability provision in the Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

The Certificate of Incorporation and the bylaws of the Company also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with the Company or another entity for which the director or officer serves at the Company’s request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have acted in good faith and in what was reasonably believed to be a lawful manner in the Company’s best interest. Pursuant to Section 145, the Company maintains directors’ and officers’ liability insurance coverage which insures the Company, its subsidiaries and the elected officers and directors of the Company and its subsidiaries, against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the indemnification provisions described herein, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of March, 2017.

KEY ENERGY SERVICES, INC.

By:	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman	March 13, 2017
Philip Norment

*	Director	March 13, 2017
Robert Drummond	President and Chief Executive Officer (Principal Executive Officer)

/s/ J. Marshall Dodson	Senior Vice President and Chief	March 13, 2017
J. Marshall Dodson	Financial Officer (Principal Financial Officer)

*	Vice President and Controller	March 13, 2017
Eddie Picard	(Principal Accounting Officer)

*	Director	March 13, 2017
Sherman K. Edmiston III

*	Director	March 13, 2017
C. Christopher Gaut

*	Director	March 13, 2017
Bryan Kelln

*	Director	March 13, 2017
Jacob Kotzubei

*	Director	March 13, 2017
Steven H. Pruett

*	Director	March 13, 2017
Mary Ann Sigler

*	Director	March 13, 2017
Scott D. Vogel

*	Director	March 13, 2017
H.H. Tripp Wommack, III

*By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Key Energy Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-A filed with the SEC on December 15, 2016, File No. 001-08038)

3.2	Amended and Restated By-laws of Key Energy Services, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 2, 2017, File No. 001-08038)

4.1	Registration Rights Agreement, dated December 15, 2016, by and between Key Energy Services, Inc. and each investor party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-A filed with the SEC on December 15, 2016, File No. 001-08038)

5*	Opinion of Sullivan & Cromwell LLP

23.1*	Consent of Grant Thornton, independent registered public accounting firm for the registrant

23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5)

24*	Power of Attorney

*	Previously filed